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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

               We consent to the incorporation by reference in this Registration Statement of Allstate Life Global Funding on Form S-1 and this Registration Statement of Allstate Life Insurance Company on Form S-3 of our report dated February 20, 2002 (March 28, 2002 as to Note 18), appearing in the Registration Statement on Form 10 of Allstate Life Insurance Company for the year ended December 31, 2001 filed on April 24, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of these Registration Statements.

/s/ Deloitte & Touche LLP

Chicago, Illinois
November 18, 2002

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT